Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

WellChoice, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-4) of WellPoint, Inc. for the registration of 47,911,988 shares of its common stock of our reports dated October 10, 2005 and October 14, 2004 relating to the unaudited consolidated interim financial statements of WellChoice, Inc. that are included in its Forms 10-Q for the quarters ended September 30, 2005 and September 30, 2004.

/s/ Ernst & Young LLP

New York, New York

December 28, 2005